UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2009 (June 15, 2009)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

In connection with the previously reported sale on June 15, 2009 by Penn Virginia Corporation (the “Company”) of an aggregate of $300,000,000 principal amount of its 10.375% Senior Notes due 2016 (the “Notes”) issued under (1) an indenture for senior debt securities among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and (2) a first supplemental indenture among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture”), the Company is filing certain exhibits as part of this Form 8-K/A that are incorporated by reference in the registration statement related to the Notes, for the purpose of filing corrected exhibits that supersede the corresponding exhibits that were filed with the Company’s Current Report on Form 8-K on June 16, 2009 (the “Original Form 8-K”). A copy of the corrected First Supplemental Indenture is attached hereto as Exhibit 4.1 and is hereby filed, and supersedes Exhibit 4.2 to the Original Form 8-K. The form of Note issued pursuant to the First Supplemental Indenture is included as Annex A to the First Supplemental Indenture and supersedes Exhibit 4.3 to the Original Form 8-K.

Exhibit No.	Item

4.1	First Supplemental Indenture relating to the 10.375% Senior Notes due 2016, dated June 15, 2009, among Penn Virginia Corporation, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Note for 10.375% Senior Notes due 2016 (contained in Annex A to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
	Name: Title:	Nancy M. Snyder Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Item

4.1	First Supplemental Indenture relating to the 10.375% Senior Notes due 2016, dated June 15, 2009, among Penn Virginia Corporation, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Note for 10.375% Senior Notes due 2016 (contained in Annex A to Exhibit 4.1).